                                                                   EXHIBIT 10.46

                             SHAREHOLDERS AGREEMENT

Made and entered into in Tel-Aviv on this _______day of August, 1997 by and among AG Associates (Israel) Ltd., an Israeli company of Ramat Gabriel Industrial Park, P.O.B. 171, Migdal Haemek 10551, Israel (the "Company"), AG Associates Inc., a Californian corporation of 4425 Fortran Drive, San Jose, California 95134, USA ("AGA"), Clal Electronics Industries Ltd., an Israeli company of Druyanov 5, Tel Aviv, Israel ("CLAL"), and each of the Subscribers (as defined herein). All of the above parties are collectively referred to herein as the "Parties" and each of the parties is individually referred to herein as a "Party".

The Parties hereby covenant and agree as follows:

1.   Binding Effect

     This Shareholders Agreement shall become effective, be valid and binding, among and between the Company, AGA, CLAL and each Subscriber (as defined herein), only if and when a Closing under the Subscription Agreement (as hereinbelow defined) has been held, ipso facto.

2.    Definitions

      2.1 The "Subscription Agreement" - the Preferred Shares Subscription Agreement executed by subscribers for the purchase of the Company's Preferred Shares, to which the form of this Shareholders Agreement is attached as an Annex thereto.

      2.2 Unless otherwise noted herein, all capitalized terms used herein shall have the meaning ascribed to them in the Subscription Agreement.

      2.3 The term "Subscribers' as used herein shall mean any and all Subscribers, as this term is defined in the Subscription Agreement (excluding CLAL), and each of the Subscribers shall herein be referred to as a "Subscriber".

3.    Board of Directors

     Until an Initial Public Offering of the Company's Securities ("IPO") is the following shall apply:

      3.1 Each tranche of shares constituting 11% of the Company's shareholdings based on their par value, shall entitle the holder(s) thereof to appoint one (1) director, to remove him from office and to replace him whenever his place is vacated.

Such appointment, removal and replacement of directors shall be made by written notice delivered to the Company at the Company's registered office, by the holders of the tranche of shares by virtue of which the director is so appointed, removed, or replaced.

3.2 Notwithstanding Section 3.1 above, as of the Closing, for as long as and provided that, AGA and transferees of its shares, if any (the "AGA Holders"), CLAL, and transferees of its shares, if any (the "CLAL Holders"), and the Subscribers and transferees of their shares, if any (the "Subscribers Holders"), shall be entitled to appoint, pursuant to the shareholdings requirement of Section 3.1 above, not less than three directors with respect to CLAL Holders, two directors with respect to AGA Holders, and two directors with respect to the Subscribers Holders, then each of the CLAL Holders, the AGA Holders and the Subscribers Holders may appoint directors only by virtue of their respective shares without joining shares with shares of any other shareholder.

3.3 It is hereby agreed, that any single Subscriber, or transferee of Subscribers' shares, shall have the right to have one (1) observer appointed by him to the Board, by written notice given to the Company, for as long as such Subscriber or transferee holds a tranche of shares constituting 5% or more of the Company's shareholdings, based on their par value and is not using any of his shares as part of a tranche of shares, by virtue of which a director is appointed pursuant to Section 3.1 above. Such observer shall be entitled to attend all meetings of the Board of Directors in a non-voting observer capacity, and shall receive notices of such meetings and the information provided by the Company to the Board of Directors; provided h that as a condition precedent to the right under this Section 3.3, the proposed observer shall execute a confidentiality and non-competition undertaking towards the Company in a form similar to the provisions of Sections 3.4 and I I below, provided to such observer by the Company, under which such observer shall undertake to hold in confidence all information received by it during such meetings or otherwise provided to it by the Company or on the Company's behalf in such observer's capacity as an observer, and to abide by the non competition and prohibition of conflict of interest obligation which applies to a director under the law and under Section 3.4 hereinbelow. Section 3.3 above notwithstanding: (i) for as long as the provisions of Section 3.2 above apply, the Subscribers shall be entitled to appoint one observer-, and (ii) , the Subscribers Holders may appoint or have observers in such number that, together with the number of directors to which they are entitled to appoint pursuant to Section 3.1 or 3.2 above, and the directors actually appointed in participation with other shareholders of the Company - not be more than three (3).

3.4 No person may be appointed or serve as a director or observer in the Board, if at such time he serves as a director, officer or representative and/or has any ownership tights of more than 5%, in any company, entity or business, which competes with the Company. It is agreed that the provisions of this Section 3.4 shall not apply to a person who serves as a director, officer or representative, and/or has ownership rights as aforesaid, in AGA or any subsidiary thereof

3.5   (i)   the Board shall meet as frequently as reasonably necessary, and in any event at least once every quarter, unless otherwise determined by the majority of the directors; and

      (ii) information regarding the operations and financial aspects of the Company shall be presented by the Company's management at each Board meeting.

3.6   (a)   The chairman of the Board shall be one of the members of the Board, who shall be appointed, dismissed and replaced by the shareholder who has the right to appoint the largest number of directors to the Board, provided such shareholder has the right to appoint no less than 3 members to the Board. Such appointment, dismissal or replacement of the Chairman shall be carried out by giving notice to this effect to the Company.

      (b) In the event the chairman is not appointed, or cannot be appointed, pursuant to subsection (a) above, or if no single shareholder has the right to appoint directors in a number greater than that of any other single shareholder, the chairman shall be appointed, dismissed and replaced by the Board.

4.    Restrictive Provisions

      4.1   Until an IP0, the Company shall not:

            (i) amend the rights, preferences, or privileges attached to the Preferred Shares without first obtaining the consent of holders of at least 2/3 of Preferred Shares (excluding CLAL) (based upon their respective shareholdings out of the Preferred Shares).

            (ii) enter into a transaction with an "Interested Party" ("Ba'alei Inyan") as defined in the Israeli Companies Ordinance (New Version) 5743- 1983 (the "Companies Ordinance")- without the approval of the audit committee to be established by the Company immediately following the Closing. Such audit committee shall consist of three (3) members who shall be appointed by the Board of Directors, from among the directors then serving on the Board, provided that at least one, director who has been appointed by each of. (a) the CLAL Holders ; (b) the AGA Holders ; and (c) the Subscribers Holders ; shall serve as a member of the committee (unless he is barred by the provisions of the Companies Ordinance). The Board, subject to the consent of the audit committee, may however increase the number of the members of the audit committee in case the Company issues shares to a third party or entity, who will be entitled to appoint at least one director to the Board, and the Board may then appoint such director as an additional member to the committee.

It is provided that any member of the audit committee who has a personal interest in the transaction which is brought for the approval of the committee, shall not participate in the discussion and the approval procedure held with respect to such transaction.

It is further provided that, for the purpose of approvals required above and/or pursuant to the Companies Ordinance, any director or member of the audit committee shall be deemed to have a personal interest in a transaction brought for the approval of the audit committee or the Board, if such director or member is the appointee of a shareholder who has an interest in the transaction.

It is hereby clarified that such approval of the audit committee shall not derogate from the provisions of the Companies Ordinance.

      4.2 Until the lapse of two years from the Closing or the conversion of the Preferred Shares into Ordinary Shares, according to the earlier, the Company shall not issue securities which have a priority over the Preferred Shares (except where such priority is only expressed as a right of the holders thereof to receive, prior to the other classes of shares, the purchase price for the securities paid to the Company), without the affirmative vote of at least one director appointed by the holders of Preferred Shares (excluding CLAL), if appointed, provided that such requirement for an affirmative vote shall not apply if none of the directors appointed by the holders of Preferred Shares attends the meeting wherein a notice of such meeting was given to such director(s) in the manner provided in the Company's Articles.

      4.3 the Company shall not issue Preferred A Shares or Preferred B Shares (but may issue, subject to the foregoing, preferred shares of other series), without the consent of the holders of 2/3 of the Preferred Shares (excluding CLAL).

5.    Preemptive Rights

     Until the IPO, all shareholders in the Company, except for employees who were issued shares in the framework of an employee share option plan, shall have a right of pro rata participation in any future issuance of securities by the Company, as provided under the Company's Articles of Association, except for an issuance within the framework of the IPO, under an employee share option plan, to a Strategic Investor, or pursuant to the exercise of the Preferred Shares' anti-dilution right.

6.    Transfer of Shares

      6.1 Any transfer of the Company's shares shall be executed in accordance with the Company's Articles of Association, as in effect at the relevant time, including, without limitation, in accordance with the right of first refusal and the approval required by the Company's Board of Directors.

6.2 Right of Co-Sale. In addition to the provisions in Section 6.1 above, if AGA or CLAL proposes to sell its Ordinary Shares in the Company (i.e. the shares held by it prior to the Closing) (the "Tag Along Shares") prior to the IPO, a third party, it shall first offer each of the Subscribers, in writing (the "Notice of Sale"), to participate in such sale. The Notice of Sale is to specify the total number of shares proposed to be sold, the identity of the buyer and the proposed terms of the sale. Each Subscriber who wishes to participate, must notify AGA or CLAL, as applicable, in writing (the "Notice of Reply"), within thirty (30) days after receipt of the Notice of Sale, of its election to participate in such sale, specifying the number of shares which it wishes to sell in such sale. Each Subscriber shall be entitled to participate in such sale in a number of shares which shall not exceed the product obtained by multiplying the aggregate number of shares from the Tag Along Shares offered by AGA or CLAL, as applicable, by a fraction, the numerator of which is the number of shares issued to such Subscriber pursuant to the Subscription Agreement which are owned by it at the time it receives the Notice of Sale (subject to adjustments for stock splits, recapitalization, reorganization, etc.), and the denominator of which is the total number of shares owned by all of the Subscribers who participates in the sale, plus the Tag Along Shares owned by AGA or CLAL, as applicable, at that time (subject to adjustments for stock splits, recapitalization, reorganization, etc.) (the "Co-Sale Right"). By sending such Notice of Reply, such Subscriber will be obligated by the terms agreed upon between AGA or CLAL, as applicable, and the buyer, as specified in the Notice of Sale. Failure by any of the Subscribers to deliver the Notice of Reply as aforesaid, or to complete the sale within the time period specified in the Notice of Sale, shall be deemed to be a refusal by such Subscriber to exercise its Co-Sale Right. No transfer of the Tag Along Shares by AGA or CLAL, as applicable, shall be concluded unless the purchaser thereof concurrently purchases, on the same terms, all of the shares included in the Notices of Reply received by AGA or CLAL, as applicable, provided however that the Subscribers given such Notice of Reply have My complied with the terms of the sale.

      It is hereby clarified that notwithstanding anything to the contrary, upon the transfer of the Tag Along Shares made in accordance with the provisions of this Section 6.2, such shares and the transferee thereof shall no longer be subject to the Co-Sale Right.

6.3 No transfer of shares shall be permitted unless the transferee undertakes in writing and in advance to be bound by the provisions of this Shareholders Agreement such that the transferee shall comply with the undertakings herein in place of the transferor as if the transferee was a party to this Shareholders Agreement as the holder of the shares being transferred.

7.  Sale of the Company

In the event that the holders of 65% or more of the issued share capital of the Company (based on the par value of the shares), decide to sell the Company by means of selling all of the Company's shares (in this Section 7 the "Deciding Shareholders"), in consideration for cash, for shares of other company(ies), or in consideration for a combination of both, then the other shareholders, if any, shall be obligated to join such sale and to sell their entire shares in the Company under those terms, pursuant to which the Deciding Shareholders shall sell their shares; provided however that if such sale is made within four (4) years from the date of the Closing , AGA shall not be obligated to comply with such obligation to sell, nor shall any other shareholder be so bound, if such sale is directed to a person or entity who, at the time of the sale transaction, is a direct competitor of AGA within its Field of Use, as defined in that certain agreement dated February 27, 1995 executed between AGA, CLAL and several other parties, as further clarified in the clarification letter dated _______, 1997.

Information Rights and Books of Account

8.1 The Company will keep at its main office true records and books of account in which full, true and correct entries will be made of all dealings and transactions in relation to its business and affairs, all in accordance with Israeli GAAP, applied on a consistent basis.

8.2 Until the IPO the Company shall prepare and furnish to: (i) any single holder of Preferred Shares, who holds at least 5% of the Company's shareholdings, based on their par value, ; and (ii) CLAL, as long as it holds at least 5% of the Company's shareholdings, based on their par value ; and (iii) AGA, as long as it holds at least 5% of the Company's shareholdings, based on their par value - of the following:

      (a) Annual, audited financial statements - within 45 days after the end of each fiscal year, and

      (b) Quarterly interim financial statements, reviewed by the Company's CPA, and setting forth, in comparative form, the figures for the parallel calendar quarter in the previous year - within 35 days after the end of each calendar quarter, and

     (c) Monthly reports prepared by the Company's general manager setting forth material events which occurred in the reported month and any executed orders for the purchase of the Company's products, all to the extent the Company's general manager believes that the disclosure as abovesaid will not result in material harm to the Company, and

     (d) Within 21 days after the approval of the budget by the Company's board of directors, a general outline of the Company's budget; and

     (e)     Pursuant to a request made by any of the persons or entities under
             (i), (ii) or (iii) who is a public company, any information necessary for such requesting Party by virtue of its status as a public company, subject to reporting requirements under law, where such information shall be delivered within the time period required under such reporting requirements.

            (f) For the purpose of obtaining the holding of shares required under this Section 8.2 for the receipt of the aforementioned information, shareholders which are - (i) under common control of, or (ii) controlling; or (iii) under control of - another shareholder in the Company, may be deemed to be a single holder, upon giving notice in writing to the Company, detailing the relationship between such shareholders.

            (g) The Company shall be obligated to furnish the aforementioned information only to one designated person of each of the aforesaid parties which are entitled to receive the information. The designation shall be made by a written notice given to the Company.

9.    Initial Public Offering

      9.1 The Parties hereto shall use reasonable commercial efforts to initiate and consummate an IPO, as soon as commercially feasible, provided that such IPO is economical, viable and advantageous to the Company.

      9.2 It is agreed that in the event that the holders of 5 1 % or more of the issued share capital of the Company (based on the par value of the shares) decide on initiating a public offering for the Company's shares (in this Section 10 the "Deciding Shareholders"), then all of the other shareholders shall exercise their voting rights in such a manner to cause the initiation of such public offering as decided by the Deciding Shareholders, including by voting in favor of making the required changes in the Company's Articles of Association and by voting in favor of adopting the necessary corporate resolutions.

10.   Confidentiality

      Each of the Subscribers, AGA and CLAL (and any transferee of their respective shares, if any) will hold in strict confidence all information concerning the Company, its business, financial, commercial and/or technological information, operations, sales, marketing, customers, suppliers and all information pertaining to any of the Company's intellectual property rights and technology and any other proprietary information of the Company whatsoever including, without limitation, any reports provided by the Company to such parties hereunder (all hereinafter referred to as the "Confidential Information"). Each of the parties also undertake not to use the Confidential Information in any way, directly or indirectly, for purposes other than for the Company and/or with respect to such party's rights as shareholders in the Company. A party may disclose such Confidential Information, to its officers, directors, consultants, counsel and their representatives, only on a need to know basis, under confidentiality agreement, and in connection with the transactions contemplated by this Shareholders Agreement and shall ensure that all such persons shall protect all Confidential Information as provided herein. The obligations hereunder shall not apply as to any Confidential Information which is proven: (i) known by it at the time of receiving such information and provided that such other party has given notice to this effect; or
      (ii) in the public domain through no fault of the party; or (iii) information lawfully received by the party from a third party who was not in breach of confidentiality in delivering or exposing the information; or (iv) information independently developed by the party as shown in such party's written records. Disclosure of any Confidential Information pursuant to any compelling judicial or administrative order or proceeding, or as required by law, or if it is imperative by virtue of such party's being a publicly traded company, shall not be deemed a breach hereof.

The provisions hereof shall survive any termination of this Shareholders Agreement.

11. Assignment

     Each of the Subscribers, CLAL and AGA may assign any of their rights or obligations under this Shareholders Agreement, to any person or entity, only as part of a transfer of their shares, duly made under the Subscription Documents and the Company's Articles of Association, provided that the rights and obligations assigned are only such rights and obligations which relate to those shares so transferred, and only with respect to those shares being so transferred.

12. Further Cooperation

     The Parties agree to use the powers and rights conferred upon them, by virtue of their shares in the Company, including their voting power and rights, to cause the fulfillment of the provisions herein.

Furthermore, the Parties agree to execute any and all documents required, in order to consummate and implement the provisions herein, including, without limitation by means of corporate resolutions and powers of attorney.

13. Governing Law and Forum

     This Shareholders Agreement, its interpretation, validity and breach shall be governed by the laws of the State of Israel, without regard to its choice of law rules, and any dispute or claim with respect thereto shall be submitted to the competent courts in Tel Aviv, Israel, who shall have exclusive jurisdiction in such matter.

14. Entire Agreement

     This Shareholders Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no previous agreement, term, memorandum, promise, negotiation, consent, undertaking, representation, warranty and/or any other document exchanged or provided prior to the execution hereof between all of the Parties hereto with respect to the subject matter hereof shall have any force or effect. Any amendment, addition or omission will be valid upon all parties if made in writing by the Company, CLAL, AGA and the Subscribers holding a majority of all Preferred Shares issued under the Subscription Agreement, , and if so executed by the Company, AGA, CLAL and such Subscribers, such amendment, addition and omission shall obligate all of the Parties to this Shareholders Agreement.

15. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

The Company shall deliver to each Subscriber, a copy of the signature pages executed with each of the other Subscribers who constitute Parties hereto.

16. Captions

      The captions to Sections herein have been inserted for identification and reference purposes only and shall not be used or construed to interpret this Agreement.

17. Notices

      All notices given by one Party to the other hereunder will be given in writing, and will be deemed to have been delivered to the addressee immediately upon their delivery, if delivered by hand, or upon transmission if sent by facsimile and confirmed by machine printout verifying such sending, or by written reply by facsimile, or within seven
      (7) business days after being sent by mail, express airmail, or via international courier, as per the addresses indicated herein, or to such other address or facsimile number as a Party may thereafter give notice in writing, to the other Parties hereto.

IN WITNESS WHEREOF the Parties have signed this Shareholders Agreement as of the date first hereinabove set forth:

------------------------------------         -----------------------------------
AG Associates (Israel) Ltd.                  AG Associates, Inc.
By:_________________________________         By:________________________________

------------------------------------         -----------------------------------
Clal Electronics Industries Ltd.             Charter AGI L.L.C.
By:_________________________________         By:________________________________

------------------------------------         -----------------------------------
The Israel Private Equity Fund L.P.          Evergreen International Investments
                                             N.V.
By:_________________________________         By:________________________________

------------------------------------         -----------------------------------
The Israel Private Equity Fund               Yarok Az Investment (1994) Ltd.
(Cayman) L.P.
By:_________________________________         By:________________________________

                                             -----------------------------------
                                             UT Technologies Ltd. Fund By: